SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): April 26, 2002

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-77054 (Commission File Number)	13-3320910 (IRS Employer Identification No.)

11 Madison Avenue, New York, New York 10010

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 325-2000

Item 1 through 6 and Item 8 are not included because they are not applicable. Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) (b) (c) 10.1

Not applicable.

Not applicable.

Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:

Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2002, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), Washington Mututal Bank, FA, as seller and servicer, and Bank One, National Association, as trustee (the “Trustee”).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. By: /s/ Kari S. Roberts Kari S. Roberts

Dated: May 13, 2002

EXHIBIT INDEX

Exhibit Number 10.1

Description

Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2002, among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), Washington Mututal Bank, FA, as seller and servicer, and Bank One, National Association, as trustee (the “Trustee”).